Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of German American Bancorp, Inc. on Form S-4 of our report dated March 1, 2019 on the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the 2018 Form 10-K of German American Bancorp, Inc., and to the reference to us under the heading “Experts” in the proxy statement/prospectus.

/s/ Crowe LLP

Indianapolis, Indiana

April 19, 2019